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                                                                      EXHIBIT 14

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of the BlackRock Funds on Form N-14 of our report dated November 15, 1999 on our audit of the financial statements and financial highlights of the BlackRock Taxable Bond Portfolios, which report is included in the Annual Report to Shareholders for the year ended September 30, 1999, which is incorporated by reference in the Registration Statement. We also consent to the reference to our Firm under the headings "Financial Statements and Experts" in the Registration Statement and "Financial Statements" in the Statement of Additional Information.

PricewaterhouseCoopers LLP

Philadelphia, PA
January 11, 2000

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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of the BlackRock Funds on Form N-14 of our report dated January 22, 1999 on our audit of the financial statements and financial highlights of the Independence Square Income Securities, Inc., which report is included in the Annual Report to Shareholders for the year ended December 30, 1998, which is incorporated by reference in the Registration Statement. We also consent to the reference to our Firm under the headings "Financial Statements and Experts" in the Registration Statement and "Financial Statements" in the Statement of Additional Information.

PricewaterhouseCoopers LLP

Philadelphia, PA
January 11, 2000